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                                                                       Exhibit 8

                       [Dorsey & Whitney LLP Letterhead]


                                April 29, 1996



United Health Care Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, Minnesota  55343

Dear Ladies and Gentlemen:

          We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on or about April 29, 1996 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of Louisiana Independent Physicians Association, Inc., a Louisiana corporation, with and into UHC Gold Acquisition, Inc., also a Louisiana corporation and a wholly-owned subsidiary of United Healthcare Corporation, a Minnesota corporation. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of the Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy Statement/Prospectus included therein (the "Joint Proxy Statement/Prospectus") and such other documents as we have deemed necessary or appropriate.

          We hereby confirm that the discussions in the Joint Proxy Statement/Prospectus under the captions "SUMMARY -- Certain Federal Income Tax Consequences" and "THE MERGER -- Certain Federal Income Tax Consequences" are a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.
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United Health Care Corporation
April 29, 1996
Page 2


          We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the use of our name under the captions "THE MERGER
- -- Certain Federal Income Tax Consequences" and "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                    Very truly yours,



                                    DORSEY & WHITNEY LLP


BJS/DBS/sh